Offeree Name:_______________________ Copy No.:____

                                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                              1,833,333 UNITS
                                               CONSISTING OF
                                      1,833,333 SHARES OF COMMON STOCK
                               AND 916,666 THREE YEAR SHARE PURCHASE WARRANTS

                                        WESTBURY METALS GROUP, INC.

                                          (a New York Corporation)

                                       Offering Price: $3.00 per Unit

                                           Best Efforts Offering

                                      666,667 Units - Minimum Offering
                                     1,833,333 Units - Maximum Offering
                       -----------------------------------------------------

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED, OR
                               THE SECURITIES LAW
            OF ANY STATE, NOR HAVE THEY BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR THE
                 SECURITIES COMMISSION OF ANY STATE AND NO SUCH
                   COMMISSION HAS PASSED UPON THE ADEQUACY OR
                        ACCURACY OF THIS MEMORANDUM. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
         ---------------------------------------------------------------

This Confidential Private Placement Memorandum contains forward-looking statements that relate to the future markets, business and operations of the Company. These statements are based on management's current expectations and assumptions and may be affected by subsequent developments, regulatory actions and business conditions, including those discussed under "Risk Factors," that are not within the Company's control. Accordingly, there can be no assurance that the Company's future markets, business and operations will not differ materially from those described herein.

                      -------------------------------------------------------

                The Units offered hereby are speculative and involve a high degree of risk.

                      ---------------------------------------------------------

                                         KSH Investment Group, Inc.
                                            245 Great Neck Road
                                            Great Neck, NY 11021
  November 22, 1999

Prospective investors and/or their representatives should review the following legends and be aware of their contents.

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. SEE "RISK FACTORS." INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING, AND THAT THEY OR THEIR PURCHASER REPRESENTATIVES HAVE THE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS NECESSARY TO EVALUATE THE MERITS AND RISKS OF THIS INVESTMENT. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
                                  ----------------------------------------

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS OFFERING IS BEING MADE PURSUANT TO A PRIVATE PLACEMENT, IN RELIANCE UPON THE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND THE REGULATIONS THEREUNDER AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D THEREUNDER, TO A LIMITED NUMBER OF ACCREDITED INVESTORS WITHIN THE MEANING OF REGULATION D. THE SECURITIES OFFERED HEREBY MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
                                  ----------------------------------------

         THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.
                                  ----------------------------------------

         THE UNITS ARE OFFERED SUBJECT TO RECEIPT AND ACCEPTANCE OF AN INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT, TO WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING WITHOUT PRIOR NOTICE TO INVESTORS, AND TO CERTAIN OTHER CONDITIONS SPECIFIED HEREIN. THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, FOR ANY REASON WHATSOEVER, OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH PROSPECTIVE INVESTOR. SUBSCRIPTIONS NOT ACCOMPANIED BY A COMPLETED AND EXECUTED INVESTOR QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT WILL BE REJECTED AND RETURNED.
                                  ----------------------------------------

         THE PLACEMENT AGENT IS ENTITLED TO RECEIVE A CASH COMMISSION AND A NON-ACCOUNTABLE EXPENSE ALLOWANCE EQUAL TO 3 3/4% AND 3/4%, RESPECTIVELY, OF THE AGGREGATE PURCHASE PRICE OF THE UNITS SOLD TO "FRIENDS" OF THE COMPANY, AND 7 1/2% AND 1 1/2%, RESPECTIVELY, OF THE AGGREGATE PURCHASE PRICE OF ALL OTHER UNITS. IN ADDITION, THE COMPANY WILL ISSUE TO THE PLACEMENT AGENT WARRANTS TO PURCHASE COMMON STOCK EQUAL TO 5% OF THE AGGREGATE SHARES SOLD IN THE OFFERING AND UP TO 250,000 INVESTMENT BANKING WARRANTS, EACH ENTITLING THE PLACEMENT AGENT TO PURCHASE ONE-HALF SHARE OF THE COMPANY'S COMMON STOCK. THE PLACEMENT AGENT WILL ALSO BE ENTITLED TO A FEE OF $100,000 IF THE PLACEMENT AGENT IS UNABLE TO SELL THE MINIMUM OFFERING OF UNITS DUE TO THE FAILURE OF THE COMPANY'S COMMON STOCK TO TRADE AT A PRICE AT OR ABOVE AN AVERAGE PRICE OF $3.00 PER SHARE DURING THE PERIOD COMMENCING ON THE DATE HEREOF AND TERMINATING ON JANUARY 28, 2000.
                                  ----------------------------------------

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM (THE "MEMORANDUM") AS LEGAL, TAX OR BUSINESS ADVICE. THIS MEMORANDUM AND THE OTHER DOCUMENTS DELIVERED HEREWITH, AS WELL AS THE NATURE OF AN INVESTMENT IN THE SECURITIES OFFERED HEREBY, SHOULD BE REVIEWED BY EACH PROSPECTIVE INVESTOR AND SUCH INVESTOR'S INVESTMENT, TAX, LEGAL, ACCOUNTING AND OTHER ADVISORS.
                                  ----------------------------------------

         NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF THE UNITS, EXCEPT FOR THIS MEMORANDUM (INCLUDING THE SUBSCRIPTION AGREEMENT AND ALL OTHER EXHIBITS HERETO, INCLUDING AMENDMENTS AND SUPPLEMENTS) AND THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM (INCLUDING THE EXHIBITS, AMENDMENTS AND SUPPLEMENTS TO THIS MEMORANDUM) OR IN THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
                                  ----------------------------------------

         THE INFORMATION CONTAINED IN THIS MEMORANDUM HAS BEEN SUPPLIED BY THE COMPANY AND HAS BEEN INCLUDED HEREIN IN RELIANCE ON THE COMPANY. THIS MEMORANDUM CONTAINS SUMMARIES, BELIEVED BY THE COMPANY TO BE ACCURATE, OF CERTAIN
DOCUMENTS, BUT REFERENCE IS HEREBY MADE TO SUCH DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. COPIES OF SUCH DOCUMENTS ARE AVAILABLE ON A CONFIDENTIAL BASIS AT THE OFFICES OF WESTBURY METALS GROUP, INC., 750 SHAMES DRIVE, WESTBURY, NEW YORK 11590,
ATTENTION: MICHAEL HUBER. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE. NO ASSURANCE CAN BE GIVEN BY THE PLACEMENT AGENT AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS MEMORANDUM OR ANY OTHER DOCUMENT REFERRED TO HEREIN OR ENCLOSED HEREWITH. THE DELIVERY OF THIS
MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO ITS DATE.
                                  ----------------------------------------

         THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE UNITS AND CONSTITUTES AN OFFER ONLY TO THE PERSON WHOSE NAME APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER OF THIS MEMORANDUM. BY ACCEPTING DELIVERY OF THIS MEMORANDUM, THE RECIPIENT HEREOF AGREES TO KEEP THE CONTENTS HEREOF, AND ANY INFORMATION OBTAINED BY SUCH PERSON IN CONNECTION HEREWITH, IN STRICTEST CONFIDENCE. DISTRIBUTION OF THE MEMORANDUM TO ANY PERSON OTHER THAN SUCH
PROSPECTIVE INVESTOR AND THOSE PERSONS RETAINED TO ADVISE SUCH PROSPECTIVE INVESTOR WITH RESPECT THERETO IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED. EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREE TO RETURN IT AND ALL OTHER DOCUMENTS RECEIVED BY SUCH PROSPECTIVE INVESTOR TO THE COMPANY AT ITS ADDRESS SPECIFIED ABOVE IF THE PROSPECTIVE INVESTOR DOES NOT SUBSCRIBE FOR THE PURCHASE OF ANY UNITS, THE PROSPECTIVE INVESTOR'S SUBSCRIPTION IS NOT ACCEPTED OF THIS OFFERING IS TERMINATED.
                                  ----------------------------------------

         EACH PROSPECTIVE INVESTOR AND HIS PURCHASER REPRESENTATIVE, IF ANY, SHALL BE GIVEN, UPON REQUEST, THE OPPORTUNITY TO ASK QUESTIONS OF, AND TO RECEIVE ANSWERS FROM, THE COMPANY OR THE PLACEMENT AGENT CONCERNING THIS
OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED HEREIN, TO THE EXTENT THAT SUCH INFORMATION IS AVAILABLE WITHOUT UNREASONABLE EFFORTS OR EXPENSE. PROSPECTIVE INVESTORS AND PURCHASER REPRESENTATIVES, IF ANY, ARE URGED TO REQUEST ANY ADDITIONAL INFORMATION THEY MAY CONSIDER NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION BY CONTACTING MICHAEL HUBER AT WESTBURY METALS GROUP, INC., 750 SHAMES DRIVE, WESTBURY, NEW YORK 11590 (TELEPHONE NUMBER (800) 645-3442), OR FRANCIS P. ANDERSON AT KSH INVESTMENT GROUP, INC., 245 GREAT NECK ROAD, GREAT NECK, NY 11021 (TELEPHONE NUMBER (516) 466-1117).
                                  ----------------------------------------

         THE INFORMATION PROVIDED IN THIS MEMORANDUM CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT, WHICH REPRESENT THE COMPANY'S EXPECTATIONS OR BELIEFS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING THE COMPANY'S FUTURE BUSINESS PROSPECTS, REVENUES, WORKING CAPITAL, LIQUIDITY, CAPITAL NEEDS AND INCOME. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "INTEND," "ESTIMATE," OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, INCLUDING THOSE DESCRIBED ABOVE.




                                             TABLE OF CONTENTS

                                                                                                           Page
SUMMARY OF THE OFFERING...........................................................................          1
THE                                                                                                         6
RISK                                                                                                        10
THE                                                                                                         15
PRIVATE PLACEMENT EXEMPTION.................................................................                17
PLAN OF                                                                                                     20
USE OF                                                                                                      21
CAPITALIZATION..............................................................................................22..
SELECTED FINANCIAL                                                                                          23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
MANAGEMENT..................................................................................................31..
CERTAIN                                                                                                     34
PRINCIPAL                                                                                                   36
DESCRIPTION OF CAPITAL STOCK...................................................................             37
LEGAL                                                                                                       38
ADDITIONAL INFORMATION.............................................................................         38

                                                  EXHIBITS

EXHIBIT A                                                    Form of Investor Questionnaire
EXHIBIT B                                                    Form of Subscription Agreement
EXHIBIT C                                                    Registration Rights Agreement
EXHIBIT D                                                    Form 10K-SB for the period ended June 30, 1999





                             SUMMARY OF THE OFFERING



     Offeror: Westbury Metals Group, Inc., a New York corporation ("Westbury" or the "Company")


     Securities Offered: The Company is offering up to 1,833,333 units (the "Units"), each consisting of one share of the Company's common stock, par value $0.001 (the "Common Stock"), and a redeemable warrant to purchase one-half share of the Company's Common Stock at a price per share of $4.00 (each a "Warrant" and collectively, the "Warrants"). The Company is offering the first 666,667 Units on a "best efforts, all or none" basis and the remaining 1,166,666 Units on a "best efforts" basis. The Units will be offered until January 28, 2000 (the "Termination Date"), unless extended as described herein. If the Company does not receive and accept subscriptions for the Minimum Offering at or prior to the Termination Date, as the Company may extend the same, the Offering will not close and all investors' funds will be returned, without interest or deduction. The Company's Common Stock is traded on the NASDAQ Bulletin Board under the symbol WMET.



     Offering Price: $3.00 per Unit

     Minimum Amount to be Offered: $2,000,000 or 666,667 Units (the "Minimum Offering")

     Maximum Amount to be Offered: $5,500,000 or 1,833,333 Units (the "Maximum Offering")

     Minimum Subscription: 10,000 Units (or an investment of $30,000), but fewer than 10,000 Units may be sold at the discretion of the Company and the Placement Agent.

Outstanding Common Stock of the Company

         Before the Offering:             3,257,312 shares (1)
         After the Minimum Offering:      3,923,979 shares (2)
         After the Maximum Offering:      5,090,645 shares  (3)


     Placement Agent: KSH Investment Group, Inc., is acting as placement agent for the Offering (the "Placement Agent"). The Placement Agent will receive a cash commission and a non-accountable expense allowance equal to 3-3/4 % and3/4%, respectively, of the aggregate purchase price of the Units sold to "friends" of the Company, and 7-1/2% and 1-1/2%, respectively, of the aggregate purchase price of all other Units. In addition, the Company will issue to the Placement Agent warrants to purchase Common Stock equal to 5% of the aggregate shares (excluding shares underlying the Warrants) sold in the Offering (the "Placement Agent's Warrants") and up to 250,000 investment banking warrants (the "Investment Banking Warrants"), each entitling the Placement Agent to purchase one share of the Company's Common Stock at $4.00 per share. The Placement Agent will also be entitled to a fee of $100,000 if the Placement Agent is unable to sell the Minimum Offering of Units due to the failure of the Company's Common Stock to trade at a price at or above an average price of $3.00 per share during the period commencing on the date hereof and terminating on January 28, 2000.

     Warrants:

     Exercise Price: The Warrants will have an exercise price equl to $4.00 per share.

     Exericse Period: The Warrants can be exercised at any time for three years from the date of the closing.


     1 Excludes 954,000 shares issuable on exercise of outstanding options.

     2 Excludes 954,000 shares issuable on exercise of outstanding options, 333,333 shares issuable upon exercise of the Warrants issued to Unit purchasers, 193,213 shares issuable upon exercise of the Placement Agent's Warrants and Investment Banking Warrants to be issued to the Placement Agent.

     3 Excludes 954,000 shares issuable on exercise of outstanding options, 333,333 shares issuable upon exercise of the Warrants issued to Unit purchasers, 251,546 shares issuable upon exercise of the Placement Agent's Warrants and Investment Banking Warrants to be issued to the Placement Agent.

          Company Call: The Company can call at a price of $0.001 per Warrant any unexercised Warrants and require their exercise as follows if the Common Stock closes above the price indicated below for any consecutive 20 business days

                           Warrants Callable by Company
Trading Price                          If Unexercised
       $5.50                           One-third
       $6.25                           One-third
       $7.00                                 All

          Each call must follow the next by a minimum of 30 days. Warrants that are not exercised when called will be forfeited.



          Investor Suitability: An investment in the Units is suitable only for those persons and entities whose financial means permit them to assume the risks of a speculative, illiquid, long-term investment.
          Subscribers will be required to submit a completed Investor Questionnaire, in the form of Exhibit A to this Memorandum, so that the Company can determine whether investor suitability requirements are satisfied, including whether the subscriber is an accredited investor.

          Sales of the Units will be made only to "accredited investors," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.


          Restrictions on Resale: The Units offered hereby will not be registered under the Securities Act. The Common Stock and the Warrants (collectively, the "Securities") will be "restricted securities," as defined under the rules and regulations of the Securities Act. The certificates representing the Securities will contain a legend restricting the transfer, sale or other disposition of the Securities unless and until such Securities are registered under the Securities Act or an opinion of counsel, reasonably satisfactory to the Company, is received that registration is not required under the Securities Act.

          Registration Rights: The Company will use its reasonable best efforts to file within 60 days after January 28, 2000 or after any extended termination date, if later, a shelf registration statement registering the shares of Common Stock, including shares of Common Stock to be issued upon exercise of the Warrants. The Company will keep such registration statement current, subject to the limitations set forth in the Registration Rights Agreement attached hereto as Exhibit D, until all Common Stock issued hereunder and all Common Stock issuable upon exercise of the Warrants issued hereunder has been sold or is otherwise fully tradable under the Securities Act. If the Company fails to file the Registration Statement within 60 days following the final closing, the Company will issue to each investor penalty shares equal to 10% of the shares (excluding shares underlying the Warrants) purchased by such investor hereunder.

          Subscription Procedure: The proceeds of the Offering will be placed in an escrow account with American Stock Transfer & Trust Company, as Escrow Agent, until subscriptions are received and accepted by the Company and the Placement Agent for the Minimum Offering, at which time the initial closing will occur. The Offering will continue until the maximum number of Units have been sold or until the Company and the Placement Agent determine to close the Offering, but in any event, the Offering will close no later than January 28, 2000 (the "Termination Date"), unless extended by mutual consent of the Company and the Placement Agent, without notice to investors. If the initial closing has not occurred on or prior to the Termination Date, as the same may be extended, subscriptions received will be returned to subscribers, without interest or deduction.

          Investors wishing to subscribe for Units under this Offering must complete and return to the Placement Agent an Investor Questionnaire, in the form attached hereto as Exhibit A, together with a Subscription Agreement, in the form attached hereto as Exhibit B, along with the full purchase price for the Units being subscribed for. Any subscription may be accepted or rejected, in whole or in part, by the Company, but no subscription once made may be withdrawn by a subscriber except as required by law.

          Certificates for the shares and the Warrants will be delivered to subscribers promptly following the closing of the Offering.

          Use of Proceeds: The Company expects to realize net proceeds from the Offering of between $1,720,0001 and $5,152,500.2 The Company intends to use such net proceeds to expand its business operations, to finance acquisitions and for general corporate purposes.


          4 Assuming a Minimum Offering with no Units sold to "friends" of the Company and expenses of $100,000.

          5 Assuming a Maximum Offering with all Units sold to "friends" of the Company and expenses of $100,000.

                                  INTRODUCTION AND SUMMARY OF INFORMATION

         The following summary is qualified in its entirety by reference to the more detailed information and the financial statements appearing elsewhere in this Memorandum. This summary is intended to give a brief description of the information contained in this Memorandum. Prospective investors are strongly advised to read the entire Memorandum, including the section entitled "Risk Factors" beginning on page 10 and all Exhibits attached hereto. An investment in the Units offered hereby is highly speculative, involves a high degree of risk and is inappropriate for persons who cannot afford the loss of their entire investment. Prospective investors should retain their own professional advisors to review and evaluate the economic, tax and other consequences of investing in the Units and are not to construe the contents of this Memorandum or any other information furnished by the Company as legal, tax, financial or other advice.

                                                The Company

         Westbury Metals Group, Inc. ("Westbury" or the "Company") is a rapidly growing provider of integrated fabrication, reclamation, refining, processing, and financial and risk management services to small and medium sized consumers of precious metals and intermediate industrial products. The Company's primary focus is on the manufacture and sale of base and precious metal products to industrial users. The Company also reclaims precious and specialty metals from scrap and industrial residue from industrial scrap and provides industrial commodity management services to industrial users. Management has built the company through a series of strategic acquisitions of small- to medium-sized metals companies and through internal growth. The Company's revenues have grown from approximately $2.0 million for the fiscal year ended June 30, 1997 to approximately $34.5 million for the fiscal year ended June 30, 1999.

         The Company provides a broad range of processing, refining and financial services in connection with reclamation of precious and specialty metals from primary and secondary sources. The Company reclaims gold, silver, platinum and palladium from scrap and residues from the electronics, jewelry, petroleum, dental, chemical, automotive, mining and aerospace industries. After controlled weighing, sampling, and assaying to determine values and to settle with the customer, the Company either purchases the reclaimed metal or returns it to the customer. Through its 98% owned Peruvian subsidiary Alloy Trading S.A., the Company imports metals for its own use, as well as for direct sales to third parties.

         The Company, through its subsidiaries, operates in three inter-related areas of the precious metals business:

|X|           Industrial   Products  --  manufactures   and  sells   customized,
              value-added precious and base metal products principally to the North American metal finishing and plating industry.

|X| Metal Processing -- reclaims precious and specialty metals materials through processing and refining services, including the reclamation of platinum group metals from used automotive catalytic converters.

|X| Industrial Commodities Management -- buys, sells and finances metal for Westbury and its customers and offers hedging and risk management services, including spot fixing market pricing and forward contracts to its customers.

         The Company believes that it is one of only a few companies that offer a full range of precious metal related services to small and medium-sized customers. Westbury has the ability to service a customer throughout the entire operating cycle -- from fabrication through recycling back to fabrication, while at the same time offering a complement of hedging and risk management services. The Company believes that its ability to address its customers' needs throughout their precious metal usage cycle distinguishes it from most of its competitors and positions the Company to expand its sales to its existing customers.


                                  History

         The Company's predecessor, Westbury Alloys, has been in operation since 1968. The Company's current management acquired Westbury Alloys in 1996 and formed the Company in March 1998.

         Since its formation, the Company has achieved growth through the expansion and development of its existing businesses and through strategic acquisitions. In July 1998, Westbury created Westbury International, Inc., its Industrial Commodities Management Division, which reinforces the marketing and operating capability of the Company's other subsidiaries. This division buys, sells and finances metal for the Company's other divisions and customers, managing the Company's price risk and assuring timely metal availability, while seeking to reduce inventory and maximize capital usage. The high cost of inventory and the significant price fluctuations to which precious metals companies are susceptible makes critical the Company's ability to effectively manage its customers price risk and flow of inventory.

         In January 1998, the Company entered into a joint venture with Stillwater Mining Co. ("Stillwater"). Stillwater, the largest platinum mining operation in North America, selected Westbury as its exclusive supplier of the processed automobile catalytic converter secondary material used to supplement Stillwater's production of virgin platinum and palladium. The Company believes that this joint venture is unusual in that it draws together a major precious metals producer, such as Stillwater, and an outside service organization, such as the Company. Since inception of this venture, semi-annual volume has increased over sixfold and recent capital investments have doubled the facility's capacity.

         In July 1999, the Company acquired substantially all of the assets of Reliable Corporation, a manufacturer of silver semi-fabricated products. The successful integration of Reliable Corporation should significantly enhance Westbury's Industrial Products Group's position in the North American metal finishing and plating industries. The Company plans to expand this division to take advantage of the increase in demand for silver in many rapidly growing industries, including the electronics and telecommunications industries.

         For the year ended June 30, 1999, Westbury had revenue and EBITDA of $34,470,000 and $315,600, respectively.

                                           Competitive Strengths

         Full Service Provider. Westbury is one of few companies in the precious metals industry that offers a full range of services, including fabrication, refining and risk management services, to small and mid-size companies. The Company believes that its ability to offer its customers a sustainable operating cycle from fabrication through recycling back to fabrication distinguishes it from most of its competitors and creates cross-marketing opportunities. The Company believes that by marketing additional services to its existing customers it can increase its revenues without significantly increasing its overhead costs.

         Well Positioned to Capitalize on Rapidly Growing Industries. Precious metals in various forms are critical to certain high-growth industries, such as computers and telecommunications. Growth in such industries has stimulated an increase in the use of precious metals such as silver, whose usage worldwide increased 5% in 1997 (the last year for which such data is available). Westbury is among the leaders in supplying precious metals for use in advanced technology applications.

         Able to Respond Quickly to Customer Needs. Westbury believes that its financial strength and commodity management skills allow it to respond quickly to changes in the precious metal needs of the Company and its customers. The Company believes that its flexibility distinguishes it from most of its competitors and is critical to success in an industry where the high value of precious metals is a major deterrent to the maintenance of large inventories.

                                             Business Strategy

         Expand on Cross-Selling Opportunities. Because Westbury has built much of its customer base through acquisitions, many of its current customers purchase from only one of the Company's divisions. The Company intends to achieve revenue and margin enhancements through aggressive cross-selling of its fabrication, refining and risk management services to existing customers. Westbury's goal is to earn a greater share of each customer's total precious metals business by serving them throughout a sustainable cycle from fabrication, through recycling back to business lines.

         Pursue Strategic Growth Opportunities through Acquisitions. Management expects that as the precious metals industry continues to consolidate, opportunities for strategic acquisitions will continue to arise. Westbury intends to be proactive in this environment and, on a strategic basis, pursue acquisitions that management believes will complement its key business strengths and further expand its capabilities. Westbury will seek to expand its silver-based Industrial Products Division in the first phase of its acquisition plan. The Company is currently engaged in acquisition discussions with a number of established sole proprietorships that lack Westbury's access to capital. Successful completion and integration of these acquisitions currently under discussion should result in Westbury's Industrial Products Group becoming a leading participant in the North American metal finishing and plating industry. During phase two of its acquisition strategy, Westbury will target divisions of larger conglomerates who seek to divest themselves of their precious metal manufacturing operations. The Company has also identified several larger privately held companies that fit Westbury's general consolidation profile. As the Company moves along its acquisition and consolidation campaign, Westbury will seek out companies that can be vertically integrated to create a more synergistic and profitable organization. There can be no assurance that any of these acquisitions will be consummated, or if consummated, that they will be successfully integrated into the Company.

                                                RISK FACTORS

         You should carefully consider the following factors in addition to the other information provided elsewhere in this Memorandum in evaluating an investment in the Units.

Implementation of Business Strategy

         Westbury's ability to achieve its objectives is subject to a variety of factors, many of which are beyond its control, and the Company may not be successful in implementing its strategy. In addition, the implementation of Westbury's strategy may not improve its operating results. The Company may decide to alter or discontinue certain aspects of its business strategy and may adopt alternative or additional strategies due to competitive factors or factors not currently foreseen, such as unforeseen costs and expenses or events beyond its control, such as economic downturn.

         One element of Westbury's growth strategy is to pursue acquisitions, investments and strategic alliances that either expand or complement its business. The Company may not be able to identify acceptable opportunities or complete any acquisitions, investments or strategic alliances on favorable terms or in a timely manner. Acquisitions and, to a lesser extent, investments and strategic alliances involve a number of risks, including:

          o the diversion of management's attention to the assimilation of the operations and personnel of the new business,

o        adverse short-term effects on our operating results, and

o    the inability to  successfully  integrate new businesses  with our existing
     business,   including  financial  reporting,   management  and  information
     technology systems.

         In addition, the Company may require additional debt or equity financings for future acquisitions, investments or strategic alliances which may not be available on favorable terms, if at all. Westbury may not be able to successfully integrate or operate profitably any new business it acquires and the Company cannot assure you that any other investments it makes or strategic alliances it enters into will be successful.

Impact of Environmental and Other Regulation

         As a manufacturer, refiner and reclaimer of precious metals, Westbury is subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations of the U.S. and foreign countries. Westbury's refining activities are subject to extensive and rigorous government regulations designed to protect the environment from wastes, emissions and hazardous substances, particularly with respect to the emissions of air pollutants, the discharge of treated water, and the disposal and storage of hazardous substances. The Company and its predecessors have operated manufacturing facilities since 1968 and have used, generated and disposed of various substances and wastes which are or may be considered hazardous. For example, Westbury disposes of from its Westbury, New York facility treated water from its refining process. Although the Company believes that its facilities are in substantial compliance with environmental laws currently applicable to their storage and disposal activities, additional environmental issues and related matters may arise relating to past activities that could require significant expenditure by the Company. In addition, there can be no assurance that the Company has been or will be at all times in complete compliance with all such requirements or that it will not incur material costs or liabilities in connection with such requirements in the future. These requirements are complex, constantly changing and have tended to become more stringent over time. It is possible that these requirements may change or liabilities may arise in the future in a manner that could have a material adverse effect on Westbury's business.

Absence of Combined Operating History; Risks of Integrating Acquired Companies

         The Company was founded in 1998. Each acquired company was operated as a separate independent entity prior to its acquisition, and there can be no assurance that Westbury will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. There can be no assurance that the management group will be able to manage the combined entity effectively or to implement successfully the Company's acquisition and internal growth operating strategies. The historical results of the acquired companies cover periods when the acquired companies and Westbury were not under common control or management and may not be indicative of the Company's future financial or operating results. The inability of the Company to integrate its acquisitions successfully would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful.

Absence of Profitability

         The Company has incurred net operating losses since its inception. Net losses for the years ended June 30, 1998 and 1999 were $184,694 and $424,441, respectively. The Company may continue to incur losses as it expands and there can be no assurance that the Company will ever become profitable, or if Westbury achieves profitability, that such profitability will be sustained. The Company's future profitability will depend on a number of factors, including the availability of capital and the Company's ability to implement its business plan. The Company's operating results will also depend on factors beyond its control, such as the strength of competition and the market for the Company's products and services.

Possible Impact of Varying Metal Prices

         The principal materials used by the Company are silver, gold and platinum and various specialty metals. The metals industry as a whole is cyclical, and at times pricing and availability of raw materials in the metals industry can be volatile due to numerous factors beyond the control of the Company, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for the Company, and may, therefore, adversely affect Westbury's net sales, operating margin and net income. Westbury maintains substantial inventories of metal to accommodate its needs and the requirements of its customers. The Company's commitments for metal purchases are generally at prevailing market prices in effect at the time the Company places its orders. Although it mitigates its exposure to commodity market price fluctuations by hedging its precious metal inventories, the Company has no long-term, fixed-price purchase contracts. During periods of rising raw materials prices, there can be no assurance the Company will be able to pass any portion of such increases on to customers. When raw material prices decline, customer demands for lower prices could result in lower sale prices and, as the Company uses existing inventory, lower margins. Changing metal prices could adversely affect the Company's operating margin and net income.

Cyclicality of Demand

         Many of Westbury's products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

Risks Related to the Company's Acquisition Strategy

         Westbury intends to grow significantly through the acquisition of additional value-added precious metals processors/service centers. The Company expects to face competition for acquisition candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into the Company without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, there can be no assurance that acquired businesses will achieve anticipated net sales and earnings.

Competition

         The Company is engaged in a highly-fragmented and competitive industry. Westbury competes with a large number of other medium-sized value-added precious metals refiners/reclaimers on a regional and local basis, some of which may have greater financial resources than the Company. Westbury also competes to a lesser extent with large precious metals refiners, who typically sell to very large customers requiring regular shipments of large volumes of precious metals. The Company may also face competition for acquisition candidates from those large refiners that have acquired a number of metals service center businesses during the past decade. Other smaller metals refiners/reclaimers may also seek acquisitions from time to time. Increased competition with respect to acquisitions and for increased sales to new and existing customers could have a material adverse effect on the Company's net sales and profitability.

Limited Float; Restrictions on Transfer

         Although the Company's Common Stock is available for trading on the NASDAQ Bulletin Board, there is currently no active trading market for the Common Stock. There is no market for the Units or Warrants, and it is unlikely that a market will be available in the future.

         The Units are being offered in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the Units may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws. Westbury has agreed to file a resale registration statement with the Securities and Exchange Commission ("SEC") and to use all reasonable efforts to cause such resale registration statement to become effective with respect to the Common Stock and the Common Stock underlying the Warrants. No assurance can be given, however, that such resale registration statement will be accepted by the SEC for filing or that the resale registration statement will ever be declared effective. If issued, the Units will generally be permitted to be resold or otherwise transferred by each holder without requirements of further registration. No assurance can be given as to the liquidity of the trading market for the Units.

Control by Existing Shareholders

         As of June 30, 1999, directors, executive officers and principal shareholders of the Company, and certain of their affiliates, owned beneficially approximately 60% of the Company's outstanding Common Stock. After the Offering, assuming a Maximum Offering and no Units sold to directors, executive officers and principal shareholders of the Company, and certain other affiliates, such shareholders will still own beneficially as a group approximately 52% of the Company's outstanding Common Stock. Accordingly, these shareholders, individually and as a group, may be able to influence the outcome of shareholder votes, including votes concerning the election of directors, adopting or amending provisions in the Company's Articles of Incorporation and By-laws and approving certain mergers or other similar transactions, such as sales of substantially all of the Company's assets. Such control by existing shareholders could have the effect of delaying, deferring or preventing a change in control of the Company.

Possible Volatility of Stock Price in the Public Market

         The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly traded precious metals companies have in the past been, and can in the future be expected to be, especially volatile. Environmental regulatory developments, fluctuations in the prices of gold and silver and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock. Sales of Common Stock in the public market could adversely affect prevailing market prices.

Dependence on Future Financing

         The Company operates in a capital intensive industry. Even if the Offering is fully subscribed, management believes that the Company will require additional financing to continue to make key acquisitions, to maintain sufficient inventories of precious metals and for working capital. The Company plans to seek the additional financing it will require through the sale of additional debt or equity securities, through bank loans or through strategic partnerships. Over the past few years, some banks that had traditionally offered metal loans and hedging services have stopped making metal and asset-based loans and there can be no assurance that bank or other financing necessary to the Company's business plan will be available or available on terms acceptable to the Company. If the Company is not able to secure future financing, the Company may have to reduce overall operations, reduce its precious metal inventories or forego expansion opportunities.

Dependence on Key Personnel

         The Company's success will depend, in large part, upon the talents and skills of Mandel Sherman and other senior managers. On January 1, 1998, Westbury Alloys, Inc. entered into a three-year employment agreement with Mandel Sherman. In addition, the Company has taken out a $1,000,000 keyman life insurance policy for Mr. Sherman. To the extent that any of its management personnel is unable or refuses to continue association with the Company, a suitable replacement would have to be found. There is no assurance that the Company would be able to find suitable replacements for such personnel, or that suitable person.

Additional Securities Available for Issuance

         The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock. At this time, 3,197,586 shares of Common Stock have been issued. Accordingly, investors purchasing shares in this offering will be dependent upon the judgment of management in connection with the future issuance and sale of shares of the Company's capital stock, in the event purchasers can be found for such securities. There can be no assurance that additional share issuances will not substantially dilute the investment of the Company's existing investors.

Excess Capacity

         There is significant excess capacity in the U.S. precious metals refining industry. The existence of such excess capacity may constrain prices that the Company and its competitors can charge for their services, which could negatively impact profit margins.

                                                THE OFFERING

Securities Being Offered. The Units are being offered only to accredited investors as that term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D.

         The Company is offering for sale pursuant to this Memorandum up to 1,833,333 Units, each consisting of one share of the Company's Common Stock, par value $0.001 per share and a redeemable Warrant to purchase one-half share of the Company's Common Stock. This Offering is a "minimum-maximum" offering and will be made on a "best efforts, all or none" basis with respect to the Minimum Offering, and a "best efforts" basis with respect to the Maximum Offering.

Terms of the Offering. All costs and expenses of the Offering shall be paid by the Company. Investors desiring to subscribe for Units should make their checks payable to the order of "American Stock Transfer & Trust Company- Westbury Metals Group, Inc. Escrow Account." The proceeds of this Offering will be placed in an escrow account with American Stock Transfer & Trust Company, as Escrow Agent, until the Company and the Placement Agent receive and accept subscriptions for the Minimum Offering, at which time the initial closing will occur. The Offering will continue until all of the Units have been sold or until the Company and the Placement Agent determine to close the Offering, but in any event the Offering will close no later than the Termination Date, unless extended by mutual consent of the Company and the Placement Agent, without notice to investors. The Company may reject any subscription, in whole or in party, at any time for any reason.

         If terminated at any time prior to all of the Units being subscribed for and purchased, the Company will stop accepting subscriptions pursuant to this Offering. If subscriptions of at least $2,000,000 are not received and accepted by the Company before the Termination Date, or if the Offering is terminated at any time prior to the minimum 666,667 Units being subscribed for and purchased, then the Offering will be terminated and all funds on deposit will be promptly returned to investors without interest and without deduction.

Restricted Securities. The Units offered hereby will not be registered under the Securities Act. The certificates representing the Securities to be issued by the Company in this Offering will be "restricted securities" as defined under the rules and regulations of the Securities Act and subject to limitations on their transfer pursuant to federal and state securities laws. The Securities will be imprinted with a legend in substantially the following form, unless and until such Securities are registered under the Securities Act or an opinion of counsel, reasonably satisfactory to the Company is received that registration is not required under the Securities Act:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         Certain states require a particular form of legend on securities sold within those respective states or to residents thereof. If any Units are subscribed for and purchased by residents of any such state, such legends will likewise be affixed to the certificates evidencing the shares underlying such Units. Although no extended discussion of these restriction is contained in this Memorandum, each prospective investor should be aware that these requirements exist and should consult his, her or its own legal counsel regarding the manner in which such restrictions would apply to his, her or its own situation.

                                        PRIVATE PLACEMENT EXEMPTION

Qualified Subscribers. The Company has adopted as a general investor suitability standard the requirement that each investor of Units represents in writing that:
(i) the investor understands and acknowledges that the Securities underlying the Units cannot be sold or transferred without compliance with registration or qualification provisions of applicable federal and state securities laws or an opinion of counsel that an exemption from such registration or qualifications requirements is available; (ii) the investor can bear the economic risk of losing his entire investment; (iii) the investor's overall commitment to investments that are not readily marketable is not disproportionate to the investor's net worth, and the investor's investment in the Units will not cause such overall commitment to become excessive; (iv) the investor has adequate means of providing for current needs and personal contingencies; (v) the investor has evaluated all the risks of investment in the Company; and (vi) the investor has substantial experience in making investment decisions of this type.

         An investment in the Company, such as is described in this Memorandum, is suitable only for persons or entities of adequate financial means that have no need for immediate or short-term liquidity from this investment and who can afford to bear the risks inherent in an investment of the nature discussed in the Memorandum. Accordingly, no subscriber will be accepted as an investor to the Company pursuant to this Offering until the subscriber has demonstrated to the satisfaction of the Company and its legal counsel that the subscriber is an "accredited investor" as that term is defined under Rule 501 of Regulation D. Regulation D provides, in part, that an "accredited investor" shall generally mean any person or entity that, at the time of purchase of the Units is:

          (a) a bank or savings and loan association or other institution; a broker or dealer; an insurance company; and investment company registered under the Investment Company Act of 1940 or a business development company; a Small Business Investment Company licensed by the United States Small Business Administration; a plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivision for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Securities Act of 1974, as amended, if the investment decision is made by a plan fiduciary that is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

         (b)      a private business development company;

         (c) an organization described in Section 501(c)(3) of the Internal Revenue Service Code, a corporation, or a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units offered, with total assets in excess of $5,000,000;

         (d) a director, executive officer or general partner of the issuer of the Units being offered or sold, or any director, executive officer or general partner of a general partner of that issuer;

          (e) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

         (f) a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who has a reasonable expectation of reaching the same income level in the current year;

         (g) any trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person; and

          (h) an entity in which all of the equity owners are accredited investors.

         For a precise legal description of the term "accredited investor," prospective investors should refer to Rule 501 of Regulation D.

Investor Representations. The validity of the exemption under which this Offering is being made and, therefore, the credibility of the Units offered pursuant thereto are directly dependent upon subscribers meeting the qualifications described above. To establish their qualification, subscribers must complete a copy of the Accredited Investor Questionnaire and the
Subscription Agreement, attached hereto as Exhibits B and C, respectively, and must provide the Company with all necessary financial and other information that the Company or its legal counsel deems necessary for that purpose. Apart from that, the Company deems relevant in certain instances information regarding subscribers' experience in financial and business matters. The information may bear not only upon the suitability of the subscriber but also can relate to the subscriber's true investment intent.

         The Company will accept and rely upon the representations and warranties of the individual subscriber, as set forth in the Accredited Investor Questionnaire and the Subscription Agreement, without attempting to independently verify or confirm the statements contained therein; provided, however, that the Company reserves the right to rescind any subscription for Units if the Company at any time is advised or becomes aware of any untrue statement or misrepresentation made by an investor to the Company therein.

Additional Investor Representations. Because the Units being offered hereby will not be registered with the SEC under the Securities Act in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act, and applicable state laws, rules and regulations, prospective investors will be required to make certain representations to the Company. Each prospective investor will be required to represent that: (a) the Units are being purchased for that subscriber's own account for investment and not for the interest of any other person or entity not allowed by law; (b) that the Units are not being purchased for the purpose of resale to other; and (c) the subscriber understands that his, her or its right to transfer the Units is restricted by the applicable securities laws, rules and regulations, including a restriction against transfer, unless the transfer is in compliance with the requirements of Rule 144 promulgated under the Securities Act or otherwise not in violation of the Securities Act or applicable state securities laws, rules or regulations.

         Sales of the Units will only be made to persons or entities meeting these requirements. Consequently, if the Company is not correct in its assumptions as to the circumstances of a particular prospective investor, then the delivery of this Memorandum to such prospective investor shall not be deemed to be an offer, and this Memorandum must be returned to the Company immediately with no copy thereof being retained.

Caveat Regarding Investment Standards. These suitability standards have been adopted by the Company as a means of assisting prospective investors in determining the advisability of an investment in the Units and for the further purpose of enabling the Company to make its determination with respect to a prospective investor's suitability and investment intentions. These suitability standards are minimum requirements and represent only a few of many factors to be considered in making an investment decision. Consequently, satisfaction of these suitability standards should not be construed as an indication that a prospective investor should purchase any of the Units offered hereby. An investment in the Units is suitable only for those persons and entities whose financial means will permit them to assume the risks of a speculative, illiquid, long-term investment.

                                            PLAN OF DISTRIBUTION

Placement Agent. The Company has retained KSH Investment Group, Inc. to act as the Placement Agent for the Offering. The Company has agreed to pay the Placement Agent a cash commission and a non-accountable expense allowance equal to 3 3/4% and 3/4%, respectively, of the aggregate purchase price of the Units sold to "friends" of the Company, and 7 1/2 % and 1 1/2%, respectively, of the aggregate purchase price of all other Units sold. The Company will pay all expenses in connection with the preparation of this Memorandum and the qualification of the Units offered hereby for sale under the laws of such states as the Placement Agent may reasonably designate, including professional fees of counsel (which professional fees, excluding disbursements, are anticipated to be no more than $35,000). The Company will also issue to the Placement Agent warrants to purchases Common Stock equal to 5% of the aggregate shares (excluding shares underlying the Warrants) sold in the Offering. In addition, depending upon the aggregate size (including sales to "friends" of the Company) of the Offering, the Company will issue to the Placement Agent Investment Banking Warrants in the quantities set forth below:

         Aggregate Principal Amount of Units Sold             Shares Into Which Investment Banking Warrants Convert

                       $0-$2,000,000                                                    0
                   $2,000,001-$2,500,000                                             100,000
                   $2,250,001-$3,000,000                                             150,000
                   $3,000,001-$3,500,000                                             200,000
                   $3,500,001-$5,000,000                                             250,000


The Placement Agent will also be entitled to a fee of $100,000 if the Placement Agent is unable to sell the Minimum Offering of Units due to the failure of the Company's Common Stock to trade at a price at or above an average price of $3.00 per share during the period commencing on the date hereof and terminating on January 28, 2000.

         The Placement Agent is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. (the "NASD"). In connection with the Offering, the Placement Agent may use the services of other licensed broker-dealers who are NASD members. The Placement Agent will pay commissions to any broker-dealer selling shares from its commission.

Subscription Procedure. The minimum purchase that can be made by any subscriber is 10,000 Units, or an investment of $30,000 but fewer than 10,000 Units may be sold at the discretion of the Company and the Placement Agent. Any prospective investor who decides to purchases Units should deliver to the Placement Agent the following items:

          1. A fully completed and executed copy of the Accredited Investor Questionnaire attached hereto as Exhibit A.

          2. Cash, check or certified funds payable to "American Stock Transfer & Trust Company - Westbury Metals Group, Inc. Escrow Account," in an amount equal to the total subscription price;

          3. A completed and executed Internal Revenue Service Form W-9; and

          4. An executed copy of the Subscription Agreement attached hereto as Exhibit B.

         The purchase price per Unit is exclusive of any costs incurred by an offeree for legal, tax accounting or financial advice, including fees paid to his, her or its purchaser representative, if any. All of the items listed above must be delivered to the Placement Agent at:

                                         KSH Investment Group, Inc.
                                            245 Great Neck Road
                                            Great Neck, NY 11021

         The Accredited Investor Questionnaire and the Subscription Agreement will be irrevocable by the prospective investor and, unless the subscription is rejected or the Offering is withdrawn, the subscriber will become an investor in this Offering. Subscriptions may be rejected by the Company for failure to conform to the requirements of the Offering, insufficient documentation, oversubscription of the Offering or any such other reason, whatsoever, as the Company, in its sole discretion, may determine.


                                              USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Units being offered could be as little as $1,720,000, assuming a Minimum Offering of 666,667 Units sold with no Units sold to "friends" of the Company and expenses of $100,000. The net proceeds to the Company from the sale of the Units being offered could be as great as $5,152,500, assuming a Maximum Offering of 1,833,333 Units sold entirely to "friends" of the Company and expenses of $100,000.

         The principal purposes of this Offering are to increase the Company's working capital, work toward creating a public market for the Common Stock, to finance acquisitions and to facilitate access to bank and other financing arrangements.

                                               CAPITALIZATION

         The following table sets forth (i) the actual cash and capitalization of the Company as of June 30, 1999 and (ii) the cash and capitalization of the Company as adjusted to give effect to the sale of the Units offered hereby and the credit facilities provided by BankBoston, N.A. and Alliance Capital Investments Corp. This table should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto contained in Form 10K-SB attached hereto as Exhibit D.

                                                                                        June 30, 1999
                                                                          -------------------------------------------
                                                                               Actual             As Adjusted (1)
                                                                         --------------------  ----------------------
                                                                                  (In thousands of dollars)
Cash and cash equivalents..............................................        $1,242                  $8,242
                                                                         ====================   =====================
Total debt (including current maturities)..............................         1,511                  1,511
      Old Credit Facility..............................................         1,553                   ---
     New Credit Facility...............................................          ---                   6,800
     Alliance Capital Corp. Facility...................................                                 2,000
                                                                         --------------------   ---------------------
         Total debt....................................................         3,064                  10,311
Stockholders' equity:
     Common Stock: $0.001 par value, 50,000,000 shares authorized;
     Capital in excess of par value....................................         3,284                  8,284
     Accumulated deficit...............................................         (772)                  (772)
     Warrants(3)                                                                 ---                    ---
                                                                         --------------------   ---------------------
         Total stockholders' equity....................................         2,515                  7,517
                                                                         --------------------   ---------------------
              Total capitalization.....................................        $5,579                  17,828
                                                                         ====================   =====================
----------


          (1) Assuming the maximum Units offered are sold and net proceeds, after fees and expenses, are $5.0 million.

          (2) Excludes 954,000 shares of Common Stock reserved for issuance upon exercise of outstanding options as of June 30, 1999, 916,500 shares reserved for issuance upon exercise of the Warrants issued to Unit purchasers, 341,650 shares issuable upon exercise of the Placement Agent's Warrants and Investment Banking Warrants to be issued to the Placement Agent.

          (3) There are 1,444,000 Common Stock Warrants presently outstanding. Upon the sale of all of the Units offered hereunder, there will be a total of 1,385,650 Warrants then outstanding, exercisable from a period of 0 to 9 years at an exercise price ranging from $.50 to $9.00.

                                      SUMMARY SELECTED FINANCIAL DATA


                  The following summary selected financial data should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes thereto contained in the Form 10K-SB attached as Exhibit D hereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein. The consolidated statement of operations data for the years ended June 30, 1998 and 1999 are derived from, and are qualified by reference to, the audited Consolidated Financial Statements and the related Notes thereto contained in the Form 10K-SB attached as Exhibit D hereto.

                                                                                   1999                  1998

REVENUE:
  Precious metal sales                                                     $29,131,960            $1,425,315
  Refining                                                                   5,337,828             1,874,829

           Total revenue                                                    34,469,788             3,300,144

COST OF SALES:
  Cost of precious metal sales                                              27,970,518              1,335,607
  Cost of refining                                                           3,451,001                807,221

           Total cost of sales                                              31,421,519              2,142,828

GROSS PROFIT                                                                  3,048,269             1,157,316

OPERATING EXPENSES:
  Selling, general and administrative expenses                                2,732,680             1,377,159

  Depreciation and amortization                                                 166,897                94,696

           Total operating expenses                                           2,899,577             1,471,855

EARNINGS (LOSS) FROM OPERATIONS                                                 148,692              (314,539)

OTHER EXPENSES (INCOME):
  Interest expense                                                               276,148               132,090

  Interest income                                                                (28,714)              (22,188)

           Total other expenses                                                 247,434                109,902

LOSS BEFORE PROVISION FOR INCOME TAXES                                          (98,742)              (424,441)

PROVISION FOR INCOME TAXES (Note 10)                                                                        -

NET LOSS                                                                      $(184,694)              $(424,441)

NET LOSS PER SHARE - Basic and Diluted                                       $   (0.06)                $  (0.20)

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING - Basic and Diluted                                            3,197,586               2,173,139



                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                         AND RESULTS OF OPERATIONS

General

         The Company has positioned itself through its subsidiaries to engage in four significant areas of the precious metals business.

o        Westbury International, Inc.
         Commodity and risk management services, including metals leasing, financing arrangements, cash and forward purchases and sales for internal metals management requirements. This newly formed entity is responsible for the ongoing management and operations of the Peruvian subsidiary, which is 98 percent owned by the Company.

         It is expected that long-term contracts for metals will be entered into for both the procurement and sales of precious metals on both a domestic and international basis.

o        Reliable-West Tech, Inc. ("RWT")
         Manufacture and sale of precious and base metal products for use by industry.

o        Westbury Alloys, Inc.
         Refining services to accumulators and manufacturers of precious metals.

o        West-Cat (trade name)
         Catalyst procurement and collection for the purpose of processing and recovery of platinum group metals.


Results of Operations

         The following table sets forth, as a percentage of revenue, certain items appearing in the Company's Statements of Operations for the indicated fiscal years ended June 30.

Revenues:                            1999                          1998
Sales                                84.5%                        43.2%
Refining                             15.5                         56.8
Total Revenues                      100.0%                       100.0%

The net loss for the years ended June 30, 1999 and June 30, 1998 was ($184,694) and ($424,441), respectively. The net loss per diluted share for the years ended June 30, 1999 and June 30, 1998 was ($.06) and ($.20) respectively.

          Comparison of Fiscal Year Ended June 30, 1999 versus Fiscal year Ended June 30, 1998

         Revenues were $34,470,000 for fiscal 1999 compared to $3,300,000 for fiscal 1998. Of the total increase, $27,707,000 was attributable to increases in industrial product sales and industrial commodities management activities, while $3,463,000 was attributable to increases in our refining and processing activities. This increase is primarily the result of expanding operations outside of the refining services offered in the past.

         RWT, the Company's manufacturer and seller of base and precious metal products for industrial uses commenced operations on April 1, 1998. RWT recorded gross revenues of $8,908,000, compared to $1,425,000 for the four months in which it operated during fiscal 1998. The industrial products management division started business in July 1998 and generated $20,224,000 in gross revenues for fiscal 1999. The division revenues relate to precious metal sales to industrial end users. Combined product and precious metal sales were $29,132,000 for fiscal 1999 compared to $1,425,000 for fiscal 1998, resulting in an increase of $27,707,000.

         Through the diversification of its refining area and greater efficiencies in its catalyst operations, net refining revenues for fiscal 1999 were $5,338,000, compared to $1,875,00 for fiscal 1998 for an increase of $3,463,000.

         The percentage of total revenues for fiscal 1999 compared to fiscal 1998 by revenue source were as follows: product and precious metal sales were 84.5% and 43.2%, respectively, and refining revenues were 15.5% and 56.8%, respectively.

         Cost of precious metal sales were $27,971,000 or 96.0% of sales for fiscal 1999 compared to $1,336,000 or 93.7% of sales for fiscal 1998. This increase of 2.3% in cost of sales is due to the Company's strategy of increasing its trading volume given the limitation of the Company's capital base. This strategy results in the Company holding its positions for shorter periods and receiving a lower average margin on an increased volume of transactions.

         Cost of refining revenue were $3,451,000 or 64.7% of refining fees for fiscal 1999 compared to $807,000 or 43.5% of refining fees for fiscal 1998. This increase of 21.2% in cost of refining is primarily due to the increased cost of catalysts, labor and facilities incurred in connection with the expansion of the Company's Stillwater joint venture.

         Selling, general and administrative expenses increased by $1,356,000, or 98.4%, in fiscal 1999, as the Company hired new sales, administrative and operations employees to support the expansion of the Company.

         Depreciation and amortization expense was $167,000 for fiscal 1999 compared to $95,000 for fiscal 1998. This increase of $72,000, or 76.2%, was due to the depreciation on the acquired building, machinery and equipment in the current fiscal year and the full year impact on fixed assets acquired in the prior fiscal year.

         Interest expense was $276,000 for the year ended June 30, 1999 compared to $132,000 for the year ended June 30, 1998. The increase of $144,000 or 109.1% was primarily due to borrowings under the revolving credit facility which was established in September 1998.

         The provision for income taxes of $86,000 for the year ended June 30, 1999 is primarily attributable to the income derived from the 98% owned Peruvian subsidiary.


Liquidity, Capital Resources and Other Financial Data

Operating activities

         Net cash used in operating activities was ($617,000) in fiscal 1999 compared to ($555,000) in fiscal 1998 which represent an increase of $62,000.
Working net operating capital decreased by $1,862,000, primarily due to an increase in accounts receivable and to the operating loss incurred in fiscal 1999, which were partially offset by the increase in amounts due to customers.

Investing activities

         Net cash used in investing activities in fiscal 1999 included the September 1998 acquisition of the 900 Shames Drive, Westbury, New York facility, for $510,000, which is primarily used for the processing of catalysts, as well as for administrative offices.

         On June 30, 1999 the Company purchased the land and building at which Reliable operated its business for $185,000. Closing of this acquisition for accounting purposes is June 30, 1999. The property located at 302 Platts Mill Road, Waterbury, Connecticut. The facility will be used for manufacturing and sales offices for RWT.


Financing activities

         Net cash provided by financing activities in fiscal 1999 is primarily due to the proceeds received under the revolving credit agreement which commenced in October 1998, as well as from the exercise of stock warrants.

         During the fiscal year ended June 30, 1999, the Company issued 50,000 shares of common stock to warrant holders at an exercise price of $2.00 per share for total proceeds of $100,000.

         The Company has been relying on a gold consignment program and internally generated funds to finance its metal purchases, inventories and accounts receivable. Inventories are stated at market value. Consistent with other companies that refine and produce precious metal fabricated products, customers and suppliers on a consignment basis furnish some of the Company's gold and silver requirements. Title to the consigned gold and silver remains with the Consignor. The value of consigned gold and silver held by the Company is not included in the Company's inventory and there is no related liability recorded. At June 30, 1999 the Company held $2,334,000 of precious metal under a consignment agreement with Republic National Bank for which the Company is changed a consignment fee based on current market rates. There can be no assurances that fluctuations in the price and availability of precious metals would not result in an interruption of the Company's gold supply or the credit arrangements necessary to allow the Company to support its accounts receivable and continue the use of consigned gold.

         On September 28, 1998 the Company entered into a loan agreement with a credit corporation for a $2,000,000 revolving line of credit used for working capital requirements. The Company was charged an origination fee of 2% of the available line, an underutilized loan fee of 1% and interest at the prime rate plus 2%. In July 1999, the Company replaced this loan agreement with a $12,000,000 revolving credit loan from Bank Boston N.A. The Company, RWT, Westbury International, Inc. and Westbury Alloys, Inc. are co-borrowers under the credit facility. This $12,000,000 revolving credit loan has a $7,000,000 sublimit for a consignment facility, $1,500,000 credit facility for forward contracts and the remaining balance may be utilized to meet working capital requirements. Interest on the consignment of precious metals accrues at the Bank Boston Precious Metals Cost of funds rate plus 2.50%. Interest on the remaining borrowings accrues at the option of the Company at LIBOR plus 2.50% or Prime plus .50%. The co-borrowers' obligations are secured by a security interest in the assets of the co-borrowers and the guaranties of the cop-borrowers. In addition, the loan obligations are further secured by an unlimited guaranty agreement of the Company, which is secured by a first priority security interest in all of its tangible and intangible personal property and by a pledge of the stock of RWT, Westbury International, Inc. and Westbury Alloys, Inc. In addition, the same entities received a two-year subordinated term note (the "Note") from Alliance Capital Investments Corp. ("Alliance") in the amount of $2,000,000. Interest on the Note accrues at a rate equal to prime plus 4% and is payable monthly. The principal portion of the Note becomes due July 2001. The co-borrowers' obligations are secured by a second priority security interest in their assets. As additional consideration for the loan, Westbury also granted to Alliance a warrant for the purchase of 90,000 shares of the Company's Common Stock at an exercise price of $9.00 per share. The warrants become exercisable in July 2000 and expire in January 2002.

         Management has purchased the property, plant and equipment and business of Reliable Corporation of Waterbury, Connecticut. This acquisition was effective for accounting purposes on June 30, 1999. Reliable Corporation is a major manufacturer of silver in various forms and shapes, plating salts as well as tin and tin-lead anodes to the industrial manufacturing and plating industries.

         The activities of this acquisition will be integrated with our RWT subsidiary (formerly West Tech Inc.). With the addition of plant and equipment, management believes that there will be significant growth in this area.


Year 2000

         Many currently installed computer systems, software products and manufactured products that utilize microprocessors are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four-digit entries to distinguish twenty-first century dates. This is commonly referred to as the "Year 2000 issue". The Company is aware of the Year 2000 issue and during fiscal 1998 commenced a program to identify, remediate, test and develop contingency plans for the Year 2000 issue (the "Y2K Program"), to be substantially completed by the fall of 1999.

         Under the Y2K Program, the Company began to assess the Year 2000 readiness of the software and computer information systems used in the internal business ("CIS") of the Company ("Company CIS"); and the CIS of its key customers. Although the Y2K Program is still underway, the Company does not currently anticipate that the cost of the Y2K Program will be material to its financial condition or results of operations. Satisfactorily addressing the Year 2000 issue is dependent on many factors, some of which are not completely within the Company's control, such as the availability of certain resources, third-party remediation plans and other factors.

         As of June 30, 1999, the results of the assessment being conducted under the Y2K Program were as follows:

          Computer Information Systems (Company CIS): The company has acquired new software and hardware to replace all non-compliant aspects of existing CIS.

         Customers: The Company has solicited statements of compliance from its key customers with respect to their CIS. In the event that its key customers are unable to certify that they will be Year 2000 compliant by the fall of 1999, the Company will be assessing the accounts receivable collection risk of such key customers.

         Costs: The cost to replace to existing software programs used in the Company CIS of approximately $100,000 has already been expended by the Company. There are no significant expenditures anticipated by the company to complete its Year 2000 compliance program.

         The Year 2000 issue presents far-reaching implications, some of which cannot be anticipated with any degree of certainty. Based on the assessment that has been made under the Y2K Program, and other than as stated above, the Company has no other contingency plans in the event of any Year 2000 noncompliance and does not currently believe that any other contingency plans are necessary.
However, management is not able to determine the effect of any Year 2000 noncompliance (including with respect to a "worst-case scenario") on the Company, but there can be no guarantee that any such noncompliance would not have an adverse effect on the Company's CIS, results of operations or financial condition.


Inflation

         Inflation potentially affects the Company in two principal ways. First, a portion of the Company's debt is tied to prevailing short-term interest rates which may change as a result of inflation rates, translating into changes in interest expense. Second, general inflation can impact metals purchases and other costs. In the past few years, however, inflation has not been a significant factor.

Recent Pronouncements of the Financial Accounting Standards Board

         In fiscal 1999, the Company Adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SAFS 130") and Statement of Financial Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" ("SAFS 131"). Each of these statements required additional disclosure in the Company's consolidated financials statements but did not have a material effect on the Company's consolidated financial position or results of operations.

         Recent pronouncements of the Financial Accounting Standards Board which are not required to be adopted at this date include Statement of Financial Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as deferred by SFAS 137, is effective for fiscal quarters of all fiscal years beginning after June 15, 1999. Based upon current data, the adoption of this pronouncements is not expected to have a material impact on the Company's consolidated financial statements.

                                                 MANAGEMENT


Directors and Executive Officers

         The following table set froth information concerning the Company's directors and executive officers upon completion of this Offering:

Name                                     Age      Position
Mandel Sherman                           60       President, Chief Executive Officer and Director
Roger Shukla                             61       Chief Operating Officer, Reliable-West Tech
David Nadler                             52       Chief Financial Officer, Treasurer
Michael J. Huber                         43       Vice President, Westbury International, Inc.
Jean Phillips                            43       Vice President, Westbury Alloys, Inc.
Michael A. O'Hanlon                      51       Director
Michael Riess                            57       Director
David W. Sass                            62       Secretary
----------

Mandel Sherman, President, Chief Executive Officer and Director

         Mandel Sherman, 60, has been the President, Chief Executive Officer and Director of Westbury since July 1996. From 1993 to 1995, Mr. Sherman acted as an independent consultant to various investments firms. From 1983 to 1993, Mr. Sherman participated in numerous real estate ventures as both an investor and manager of developments with an approximate total value in excess of $30 million. From 1975 to 1983, Mr. Sherman served as the Chief Executive Officer and President of Refinement International Company ("Refinement"), a company he founded in 1975. Refinement, a full service metals processing company with financial capabilities and capital resources in precious metals and specialty metals markets, exceeded sales of $350 million and was publicly traded on the American Stock Exchange. From 1962 to 1975, Mr. Sherman served as the President of Eastern Foundry Supplies ("EFS"), a company he founded in 1962. EFS concentrated in the recover of precious metals from the electronic and jewelry industries. In 1967, Mr. Sherman was responsible for the sale of EFS to Whittaker Corp., a California-based Company listed on the NYSE, where Mr. Sherman remained as President of EFS with sales of approximately $10 million at the time of his departure. Mr. Sherman received his BS/BA in Business Administration from Boston University in 1959.

Roger Shukla, Chief Operating Officer, Reliable-West Tech

          Roger Shukla, 61, has been the owner/operator of Reliable Corp. for nearly 25 years. Before that he had a professional accounting background. Mr. Shukla will lead Westbury's combined Reliable-West Tech fabrication operations.

David Nadler, Chief Financial Officer, Treasurer

         David Nadler, 52, joined Westbury metals Group as the Chief Financial Officer and Controller in March 1998. From 1993 to when he joined Westbury, Mr. Nadler was a Director, Executive Vice President, CFO and Controller, with responsibility for the management of all financial and accounting functions at Merchants Overseas, E&C Imports, a Rhode Island distributor of jewelry products. From 1988 to 1993 he was a partner of the public accounting firm of Leventhal, Zupnick, Berg & Co. Prior to this, Mr. Nadler was a Vice President of British American Petroleum, a publicly traded syndicator of oil and gas drilling programs. From 1974 to 1986, he was principal of David Nadler & Company, CPA, P.C., which provided accounting, tax and financial consulting services. Mr. Nadler is a graduate of Pace University and a member of the AICPA and the New York State Society of Certified Public Accountants.

Michael J. Huber, Vice President, Westbury International, Inc.

         Michael J. Huber, 43, joined Westbury in July 1998, to head its commodities management division. For the ten years before joining Westbury, he was a senior executive at BankBoston/Rhode Island Hospital Trust, first as Vice President and senior risk manager in precious metals global capital markets, and more recently, as First Vice President of precious metals asset based lending and global capital markets. From 1983 to 1988, he was senior risk manager at Leach and Garner Company a major manufacturer of jewelry findings and precious metals mill products. From 1978 to 1983, Mr. Huber was an accountant and risk manager at Refinement International, where he reported to Mr. Sherman. Mr. Huber received his degree in accounting at Providence College. He is a director of the Silver Users Association and a member of the International Precious Metals Institute and the Providence Jewelers Club.

Jean Phillips, Vice President, Westbury Alloys, Inc.

         Jean Phillips, 45, has made her career at Westbury. She joined the company in 1975 as office manager. Subsequently, she assumed responsibility for the company's processing and refining operations and has been managing this business since 1983. Ms. Phillips negotiated the exclusive contract between Westbury Alloys and Stillwater Mining to supply Stillwater with spent catalyst from automobile exhaust systems. She has recently established a nationwide network to accumulate catalytic converters and a new facility at Westbury to collect, sort and process them. She is a member of the International Precious Metals Institute.

Michael A. O'Hanlon, Director

          Michael A. O'Hanlon, 52, has been the President and Chief Executive Officer of DVI, Inc., since November 1995 and served as Executive Vice President and Director since 1993. DVI is an independent specialty finance company that conducts a medical equipment finance business and related business in medical accounts receivable. From 1984 to 1993, Mr. O'Hanlon served as President and Chief Executive Officer of Concord Leasing, Inc. and its subsidiary, W.S. Concord, Inc. Concord

          Leasing provides medical, aircraft, shipping and industrial equipment financing. Previously, Mr. O'Hanlon received his Master of Science degree from the University of Connecticut and his Bachelor of Business Administration from the Philadelphia College of Textiles and Science.

Michael Riess, Director

         Michael Riess, 58, has been President of Materials Management Corporation, a consulting firm specializing in precious and nonferrous metals since 1978. He has headed the North American metals risk management operations of the Gulf Oil Corporation, Brascan, Ltd.. and W.C.Heraeus, GmbH. He also managed Heraeus' U.S. precious metals refining and has been involved in risk management and marketing a broad range of materials, including metals, secondary materials and concentrates. A graduate of Middlebury College with advanced degrees from Columbia University's Graduate School of Business and its school of International Affairs; Mr. Riess was Professor of Finances at Columbia University for eight years. He has been a member of several commodity exchanges and is a director of the International Precious Metals Institute and the Center for the Study of Futures Markets.

David W. Sass, Secretary

         David W. Sass, 63, has, for the past 38 years, been a practicing attorney in New York City and is currently a senior partner in the law firm of McLaughlin & Stem, LLP, counsel to Westbury. Mr. Sass is a director and officer of Ionic Fuel Technology, Inc., a Company engaged in the sale and distribution of emission control systems, a director of the Harmat Organization, Inc., a company engaged in the development of a computerized limousine reservation system, and a member and Vice Chairman of the Board of Trustees of Ithaca College.

                                            CERTAIN TRANSACTIONS

         The information set forth herein describes certain transactions between the Company and certain affiliated parties.

         On July 3, 1996, Westbury's predecessor, Westbury Alloys, LLC, executed an asset purchase agreement (the "Asset Purchase Agreement") where Westbury Alloys, LLC purchased the assets of an unrelated New York corporation, Westbury Alloys, Inc. ("Westbury New York") for a purchase price of $650,000, payable as follows: $550,000 in cash at or prior to closing and with a balance due in equal amounts of $50,000 on January 31, 1997 and July 31, 1997. To fund this purchase, Westbury Alloys, LLC borrowed from Graco Holdings, Inc. ("Graco") the sum of $550,000. This loan has been repaid from the proceeds of certain bridge financing in the amount of $700,000 (described below). On July 16, 1996, the obligation due to Graco was assigned by Graco to another affiliate of a former stockholder. In July 1996, Graco guaranteed Westbury Alloys, LLC's line of credit ("Line of Credit") and deposited a letter of credit in the amount of $2,000,000 as security for its guaranty.

         On July 22, 1996, Lawrence Raskin, former president of Westbury New York signed a five (5) year consulting agreement with Westbury to serve as a consultant to Westbury in connection with transitional issues and continuing conduct of Westbury's business. Westbury signed a five-year lease on its 10,200 square foot facilities at 750 Shames Drive, Westbury, New York, with Mr. Raskin. The term of the lease expires on July 31, 2003. Throughout the term of the lease, the Company has the option to renew the lease at a mutually agreeable rental at least 30 days prior to expiration. In addition, the Company has an option to purchase the existing facility space at the appraised fair market value, although not for less than $1.2 million for the first three years. Westbury has no current intention to exercise this option.

         From time to time, Westbury borrowed funds from several affiliated investment limited partnerships. These loans were repaid in July and August, 1997. Mandel Sherman, the president, director and principal shareholder of the Company is the general partner and manager of such affiliated entities.

          In October 1997,  Westbury  Alloys,  LLC merged into Westbury  Alloys,
          Inc., a Delaware corporation. The membership interests in Westbury Alloys, LLC were converted into 1,850,000 shares of common stock of Westbury Alloys, inc. in proportion to the interest held by each member.

         On January 1, 1998, Westbury Alloys, Inc. entered into a three-year employment agreement with Mandel Sherman. Under the agreement, Mr. Sherman's compensation is $175,000 annually. In addition, Mr. Sherman will receive 10% of the pre-tax profits of the Company in each year in excess of $500,000 to a maximum bonus of $175,000 per year. This agreement has been assumed by the Company. In addition, the Company has taken out a $1,000,000 keyman life insurance policy for Mr. Sherman. The agreement terminates upon the death or disability of Mr. Sherman and permits the Company to terminate the agreement, without further payment obligation to Mr. Sherman, upon the commission of certain acts, and to terminate the agreement for any other reason, provided that the Company pays to him a severance payment equal to the aggregate base salary otherwise owed to him over the remaining term of the agreement. Pursuant to the terms of the agreement, in the event that Mr. Sherman is not nominated or re-elected to serve as a member of the Board of Directors, either he or the

Company may terminate his employment with the Company and in such event, he shall be entitled to continue to receive his base salary as set forth in the Agreement for the remainder of the term. The agreement also contains certain confidentiality and non-compete provisions which are operative during the term of the agreement. The confidentiality provisions remain in effect after termination of employment.

         In July 1996, the original members of Westbury Alloys, LLC subscribed for membership interests of $100,000, in the aggregate, in Westbury Alloys, LLC. Such interests were converted into common stock of Westbury Alloys, Inc. at the time of the merger between Westbury Alloys, LLC and Westbury Alloys, Inc.

          On March 31, 1998, the Company completed a reverse merger of its wholly-owned subsidiary, Westbury Acquisition Corp., a New York Corporation ("WAC"), with Westbury Alloys, Inc., a Delaware corporation, pursuant to which Westbury Alloys, Inc. has become a wholly-owned subsidiary of the Company. Westbury Alloys, Inc. provides a broad range of processing and refining services in connection with the reclamation of precious and specialty metals from scrap materials. Pursuant to the merger, the principals of Westbury Alloys, Inc. have become the principals of the Company and are now the largest shareholders of the Company.

         A borrowing facility of $2,000,000 for the financing of accounts receivable has been approved by DVI Business Credit Corporation ("DVI") and became available on October 1, 1998. Michael A. O'Hanlon of the Company is an officer of DVI.

         The Company paid to the firm of McLaughlin & Stern, LLP during the year ended June 30, 1999, the sum of $55,485 for various legal services. David W. Sass, the Secretary of the Company, is a member of this firm.

         The Company paid to DVI during the year ended June 30, 1999, the sum of $139,250 for interest and financing fees related to the $2,000,000 credit line established for the financing of accounts receivable. Michael A. O'Hanlon, a director of the Company, is the president and chief executive officer of DVI.

                                           PRINCIPAL STOCKHOLDERS

         The following table sets forth as of the date of this Memorandum the amount of the Company's Common Stock beneficially owned by each officer and director of the Company and by each person owning more than five percent of any class of the Company's voting securities. As of the date of the Memorandum, there are no other equity securities of the Company outstanding, other than the Common Stock.

Name and Address                          Number of Shares              Percent
                                         Beneficially Owned(1)
Dartmouth Capital Partners(2)
210 Dartmouth Street
Pawtucket, RI  02860                     832,500                            26%

Mandel Sherman(3)                        450,166                           14.1%

Michael A. O'Hanlon (4)                 110,000                            3.1%

Michael Riess(4)                        10,000                             -0-

Directors and Officers as a Group(3)    550,166                           17.2%

---------------------
(1) All share amounts reflect beneficial ownership determined pursuant to Rule 13d-3 under the Exchange Act, and include voting and investment power with respect to share of Common Stock of the Company.

          (2) The members of this limited liability company are immediate family members of Mr. Mandel Sherman, President and Chief Executive Officer of Westbury. Mr. Sherman disclaims beneficial ownership of such shares.

(3) Does not include 832,500 shares owned by Dartmouth Capital Partners, a company owned and controlled by Mr. Sherman's children.

(4) Includes 10,000 stock options issued and vested in February 1999. An additional 5,000 stock options, not included, will be vested in February 2000.

                                        DESCRIPTION OF CAPITAL STOCK

Common Stock

         Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

                                             LEGAL PROCEEDINGS

         The Company is not a party to any material legal proceeding and no such proceeding is known to be contemplated.

                                           ADDITIONAL INFORMATION

         The Company undertakes, to the extent it can do so without unreasonable effort or expense, to make available to every prospective investor or his, her or its personal representative or investment advisor, during the course of this transaction and prior to sale, the opportunity to ask questions of and receive answers from the Company or any person acting on its behalf relating to the terms and conditions of this Offering, and to obtain any additional information necessary to verify the accuracy of the information made available to such investor or his, her or its personal representative or advisor.

         Prior to making an investment decision respecting the Units described herein, prospective investors should carefully review and consider this entire Memorandum. Prospective investors are urged to make arrangements with the Company to inspect any books, records, contracts or instruments referred to in this Memorandum and any other data relating thereto. The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Memorandum. Representatives of the Company and the Placement Agent will be available to discuss with prospective investors and their representatives and advisors, if any, any matter set forth in this Memorandum or any other matter relating to the Units described herein, so that prospective investors and their representatives and advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Additional information and materials concerning the Company will be made available to prospective investors and their representatives and advisors, if any, at a mutually convenient location upon reasonable request.

         The Company may be contacted at:                     Westbury Metals Group, Inc.
         .........                                                     750 Shames Drive
         .........                                                     Westbury, NY  11590
         .........                                                     (800) 645-3442
         .........                                                     Attention:  Michael Huber


         The Placement Agent may be contacted at:             KSH Investment Group, Inc.
         .........                                                     245 Great Neck Road
         .........                                                     Great Neck, NY  11021
         .........                                                     (516) 466-1117
         .........                                                     Attention:  Francis P. Anderson